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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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NAME OF SUBSIDIARY                                                           PLACE OF INCORPORATION
------------------                                                           ----------------------
AMTROL Canada Ltd.                                                           Ontario, Canada

Water Soft Inc.                                                              Rhode Island

AMTROL International Investments Inc.                                        Rhode Island

AMTROL Europe Ltd.                                                           United Kingdom

AMTROL Holdings Netherlands B.V.                                             Netherlands

AMTROL Holding GmbH                                                          Donaueschingen, Germany

AMTROL Wassererwarmer Beteiligungs GmbH                                      Donaueschingen, Germany

Nova Emaillertechnik GmbH                                                    Donaueschingen, Germany

AMTROL NOVA GmbH & Co. K.G.                                                  Donaueschingen, Germany

AMTROL Poland Sp z.o.o.                                                      Swarzedz, Poland

AMTROL Holdings Portugal, SGPS, Unipessoal, Lda.                             Guimaraes, Portugal

AMTROL-ALFA Metalomecanica, S.A.                                             Guimaraes, Portugal

AMTROL Asia Pacific Ltd.                                                     Hong Kong
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